Special Meeting of Shareholders of MML Series Investment Fund (Unaudited)

A Special Meeting of Shareholders of MML Series Investment Fund was held on February 12, 2002. Notice of the meeting, and a Proxy Statement, were distributed on or about January 4, 2002 to shareholders of record as of December 18, 2001. The results of the vote on the matters submitted to shareholders at the Special Meeting are as follows:

Proposal 1: To elect Ronald J. Abdow, Richard H. Ayers, Mary E. Boland, David E.A. Carson, Frederick C. Castellani, Richard G. Dooley, Richard W. Greene, Beverly L. Hamilton, F. William Marshall, Jr., Charles J. McCarthy and Stuart H. Reese as Trustees for indefinite terms of office.

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


        Proposal 1:                 Shares           Shares For         %          Withhold           %
    Election of Trustees

      Ronald J. Abdow          449,929,412.789     433,945,744.631    96.448    15,983,668.158      3.552

      Richard H. Ayers         449,929,412.789     433,981,747.813    96.456    15,947,664.976      3.544

       Mary E. Boland          449,929,412.789     433,955,564.306    96.450    15,973,848.483      3.550

     David E.A. Carson         449,929,412.789     433,957,787.654    96.450    15,971,625.135      3.550

  Frederick C. Castellani      449,929,412.789     433,983,213.314    96.456    15,946,199.475      3.544

     Richard G. Dooley         449,929,412.789     433,946,616.077    96.448    15,982,796.712      3.552

     Richard W. Greene         449,929,412.789     433,956,500.163    96.450    15,972,912.626      3.550

    Beverly L. Hamilton        449,929,412.789     433,981,816.032    96.456    15,947,596.757      3.544

  F. William Marshall, Jr.     449,929,412.789     433,976,885.305    96.454    15,952,527.484      3.546

    Charles J. McCarthy        449,929,412.789     433,726,645.037    96.399    16,202,767.752      3.601

      Stuart H. Reese          449,929,412.789     433,976,706.085    96.454    15,952,706.704      3.546

Proposal 2: To approve the proposed sub-advisory agreement between Massachusetts Mutual Life Insurance Company (MassMutual) and Alliance Capital Management L.P., with respect to the MML Equity Fund.

                                   Shares        Shares For        %        Against       %        Abstain       %
Proposal 2:  Approve New
Investment Sub-Advisory        68,729,535.664  62,332,228.281   90.692   2,554,568.660  3.717   3,842,738.723  5.591
Agreement for MML Equity Fund

Proposal 3:       To approve the proposed sub-advisory agreement between MassMutual and Wellington Management
                  Company, LLP, with respect to the MML Small Cap Growth Equity Fund, as described in the attached Proxy Statement.

                                   Shares        Shares For        %        Against       %        Abstain       %
Proposal 3:  Approve New
Investment Sub-Advisory        4,613,770.294    4,253,062.350   92.182    132,661.226   2.875    228,046.718   4.943
Agreement for MML Small Cap
Growth Equity Fund

Proposal 4: To approve a proposal allowing MassMutual to enter into new or amended investment sub-advisory agreements in the future on behalf of the MML Money Market Fund, MML Managed Bond Fund, MML Blend Fund, MML Equity Fund, MML Growth Equity Fund, MML Small Cap Value Equity Fund and MML Small Cap Growth Equity Fund without Shareholder approval.

Proposal 4:  Approve
allowing MassMutual to enter
into new or amended
sub-advisory agreements in
the future without obtaining
shareholder approval                Shares         Shares For        %         Against        %         Abstain        %

    MML Money Market Fund       210,693,125.020  182,546,202.772  86.641    17,422,430.167  8.269    10,724,492.080  5.090

    MML Managed Bond Fund        23,508,068.494   21,507,143.779  91.488     1,144,147.566  4.867       856,777.149  3.645

       MML Blend Fund            98,022,652.676   85,377,287.595  87.100     5,229,013.225  5.334     7,416,351.856  7.566

       MML Equity Fund           68,729,535.664   59,339,580.559  86.338     5,172,783.463  7.526     4,217,171.642  6.136

   MML Growth Equity Fund         5,872,276.711    5,346,394.467  91.045       225,600.436  3.842       300,281.808  5.114

 MML Small Cap Value Equity       5,839,829.909    5,147,265.201  88.141       430,846.435  7.378       261,718.273  4.482
            Fund

 MML Small Cap Growth Equity      4,613,770.294    4,041,793.695  87.603       345,627.358  7.491       226,349.241  4.906
            Fund
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